Exhibit 4.2

QCR HOLDINGS, INC.

and

Wilmington Trust, National Association

as Trustee, Paying Agent and Security Registrar

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 18, 2022

to

INDENTURE

Dated as of February 12, 2019

Fixed-to-Floating Rate Subordinated Notes due 2032

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 18, 2022, between QCR HOLDINGS, INC., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, organized and existing under the laws of the United States of America, as trustee (the “Trustee”), as Security Registrar and Paying Agent.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of February 12, 2019 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of series of the Company’s unsecured debt securities, which may be debentures, notes, bonds or other evidences of indebtedness (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture; and

WHEREAS, Section 9.01(g) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Securities of a series thereunder as permitted by Article II and Article III of the Base Indenture; and

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company desires to establish a new series of Securities under the Indenture to be known as its “Fixed-to-Floating Rate Subordinated Notes due 2032” (the “Notes”), to establish the form and terms and conditions of the Notes, as provided in this Second Supplemental Indenture, and to provide for the initial issuance of Notes in the aggregate principal amount of $45,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and all requirements necessary to make (i) this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the Indenture, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2. Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that, if the definition of a capitalized term defined in this Second Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this Second Supplemental Indenture shall control for purposes of this Second Supplemental Indenture and the Notes and (in respect of the Notes but not any other series of Securities) the Base Indenture;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture, and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and

(f) for purposes of this Second Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.2(f):

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if: (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) Compounded SOFR; (ii) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and (iv) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment. If the Benchmark Replacement, as determined pursuant to clause (i), (ii), (iii) or (iv) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date: (i) the spread adjustment to the then-existing spread, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (iii) the spread adjustment to the then-existing spread (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (i) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; (ii) in the case of clause (ii) or (iii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible; (ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. For the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

“Business Day” any day other than a Saturday or Sunday that is neither a federal holiday nor a day on which banking institutions or trust companies are authorized or required by law, regulation, or executive order to be closed.

“Calculation Agent” means the Person appointed by the Company prior to the commencement of the Floating Rate Period to act in accordance with Section 2.5. The Company shall initially act as the Calculation Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with: (i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that: (ii) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar-denominated floating rate securities at such time.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time this Second Supplemental Indenture is administered, which office, at the date of the execution of this Second Supplemental Indenture, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: QCR Holdings, Inc. Administrator.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“DTC” has the meaning set forth in Section 2.3 hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(i) hereof.

“Fixed Rate Interest Record Date” means, with respect to each Fixed Rate Interest Payment Date, the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through September 1, 2027.

“Fixed Rate Period” has the meaning set forth in Section 2.5(b)(i) hereof.

“Floating Rate Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“Floating Rate Interest Record Date” means, with respect to each Floating Rate Interest Payment Date, the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

“Floating Rate Period” has the meaning set forth in section 2.5(b)(ii) hereof.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

“Global Note” has the meaning set forth in Section 2.3 hereof.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” has the meaning set forth in Section 2.5(b)(ii) hereof.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the Calculation Agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means: (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached as Exhibit B to the Purchase Agreement with respect to the Notes, dated as of the date of this Indenture, by and among the Company and the purchasers of the Initial Notes identified therein.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Senior Indebtedness” means:

(a) any of the Company’s indebtedness (including the principal of and premium, if any, and unpaid interest on such indebtedness) for borrowed or purchased money including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors, depositors or trade creditors;

(b) the Company’s obligations under letters of credit, bank guarantees or bankers’ acceptances;

(c) any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

(d) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (a), (b), and (c), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

(e) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(f) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(g) all direct or indirect guarantees or similar agreements in respect of, and the Company’s obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (a) through (f) above; and

(h) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g) above, other than obligations ranking on a parity with the Notes or ranking junior to the Notes.

Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used herein the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

The term “Senior Indebtedness” does not include: (i) any indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company; (ii) any indebtedness of the Company to any of its Subsidiaries; (iii) indebtedness to any employee of the Company; (iv) any liability for taxes; (v) any indebtedness of the Company which is expressly subordinate in right of payment to any other indebtedness of the Company; or (vi) renewals, extensions, modifications and refundings of any such indebtedness.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website.

“Stated Maturity Date” has the meaning set forth in Section 2.2 hereof.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of:

(a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

(c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

(a) any amendment to, or change (including any announced prospective amendment or change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the original issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Company,” “Trustee,” “Base Indenture,” “Second Supplemental Indenture,” “Indenture,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

ESTABLISHMENT OF THE NOTES AND

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “Fixed-to-Floating Rate Subordinated Notes due 2032.” The Securities that are a part of such series shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this Second Supplemental Indenture and the Notes in the forms attached hereto as Exhibit A and Exhibit B.

Section 2.2. Payment of Principal; Issue Price; Additional Interest.

(a) Except as earlier redeemed in accordance with this Second Supplemental Indenture, the date upon which the entire principal amount of the Notes shall become due and payable, together with any accrued and unpaid interest then owing, shall be September 1, 2032 (the “Stated Maturity Date”). The Notes issued on the date hereof will be issued at a price equal to 100% of the principal amount thereof.

(b) The Company will pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement. If Additional Interest is payable by the Company in accordance with the Registration Rights Agreement and paragraph 2 of the Notes, the Company will deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing will not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to persons entitled to it, the Company will deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 2.3. Form, Payment and Appointment. The Notes will be issued in book-entry form and definitive form, as determined by the Company, which shall notify the Trustee prior to the issuance of the Notes. The Notes issued in book-entry form will be represented by one or more fully registered Global Securities (each such Global Security, a “Global Note”) registered in the name of The Depository Trust Company or any successor thereto (“DTC”) or its nominee and deposited with DTC or its designated custodian as the Depositary therefor or such other depository as any officer of the Company may from time to time designate. So long as DTC or its nominee is the registered owner of Global Notes, DTC or its nominee, as the case may be, will be considered the Holder of the Notes represented by such Global Notes for all purposes under the Indenture. The Company will make payments of principal of, and premium, if any, and interest on the Global Notes to DTC or its nominee, as the case may be, as the registered Holder of the Notes. The Notes issued in definitive form will be represented by one or more physical securities (“Individual Securities”) and will be registered in the name of the Holder of the Note. The principal of any Notes in the form of Individual Securities will be payable at the place of payment set forth below. Except as provided in Section 3.05 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in the form of Individual Securities, and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of DTC or its nominee.

The terms and conditions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, and the Holders, by their acceptance of the Notes, expressly agree to such terms and conditions and to be bound thereby.

The Security Registrar and Paying Agent for the Notes shall initially be the Trustee. The Company will appoint a Person to act as the Calculation Agent as provided under the definition of Calculation Agent and Section 2.5.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office.

The Notes will be issuable and may be transferred only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.4. Global Note. Unless and until a Global Note is exchanged for Individual Securities, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.5. Interest.

(a) Interest payable on any Interest Payment Date, the Stated Maturity Date or the Redemption Date, if any, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of Notes if no interest has previously been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Stated Maturity Date or the Redemption Date, if any, as the case may be.

(b) (i) From, and including, the original issue date of the Notes to, but excluding, September 1, 2027, unless redeemed prior to such date pursuant to Article 3 hereof, the Notes will bear interest at the annual rate of 5.50%, computed on the basis of a 360-day year consisting of twelve 30-day months, and payable semi-annually in arrears on each March 1 and September 1, beginning on March 1, 2023 and ending on September 1, 2027 (each such payment date, a “Fixed Rate Interest Payment Date,” with the period from, and including, the original issue date of the Notes to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”). In the event that any scheduled Fixed Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Fixed Rate Interest Payment Date).

(ii) From, and including September 1, 2027 to, but excluding, the Stated Maturity Date, unless redeemed subsequent to September 1, 2027 but prior to the Stated Maturity Date pursuant to Article 3 hereof, the Notes will bear interest at an annual rate equal to the then-current Three-Month Term SOFR, reset quarterly, plus 279 basis points (2.79%), payable quarterly in arrears on each March 1, June 1, September 1, and December 1, beginning on December 1, 2027 (each such payment date, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, collectively the “Interest Payment Dates,” with the period from, and including, September 1, 2027 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including, a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Interest payable on the Notes for a Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. The Calculation Agent shall notify the Trustee (if the Trustee is not the Calculation Agent) in writing of the interest rate for each Floating Rate Period on the applicable Determination Date and the Trustee shall have no duty to confirm or verify such calculation. In the event that any scheduled Floating Rate Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(c) Interest due on the Stated Maturity Date (whether or not an Interest Payment Date) of the Notes will be paid to the Person to whom principal of the Notes is payable, subject in the case of Global Notes to DTC’s applicable procedures.

(d) The Company shall appoint a Calculation Agent prior to the commencement of the Floating Rate Period and shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Floating Rate Period. The Company shall act as the initial Calculation Agent. The calculation of Three-Month Term SOFR or any other interest rate for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding upon the beneficial owners and the Holders of the Notes, the Company (if the Company is not also the Calculation Agent) and the Trustee. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any interest period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the Notes upon request and will be provided to the Trustee. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its affiliates to be the Calculation Agent. By its acquisition of the Notes, each Holder (including, for the avoidance of doubt, each beneficial owner) acknowledges, accepts, consents to, and agrees to be bound by the Company’s and the Calculation Agent’s determination of the interest rate for each Floating Rate Period, including the Company’s and the Calculation Agent’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior written notice from the Company or the calculation Agent and without the need for the Company or the Calculation Agent to obtain any further consent from any Holder of the Notes. Under no circumstances will the Trustee be responsible for selecting or determining any Benchmark Replacement if the Benchmark will no longer be available following a Benchmark Transition Event and its related Benchmark Replacement Date. In the case of a Benchmark Transition Event, the Company will select the Benchmark Replacement prior to the Benchmark Replacement Date and in consultation with the Calculation Agent, ensuring that the Calculation Agent will be able to meet its obligations and requirements under the Base Indenture, as supplemented by this Second Supplemental Indenture, with respect to the Benchmark Replacement. No such replacement (including any conforming changes to the Indenture) shall affect the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 2.6. Effect of Benchmark Transition Event.

(a) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(b) Notwithstanding anything set forth in Section 2.5, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.6 will thereafter apply to all determinations of the interest rate on the Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 279 basis points.

(c) The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2.6. Any determination, decision or election that may be made by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (i) will be conclusive and binding on the Holders of the Notes, the Company (if the Company is not also the Calculation Agent) and the Trustee absent manifest error, (ii) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (iii) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (iv) notwithstanding anything to the contrary herein or in the Base Indenture, shall become effective without consent from the Holders of the Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then the Company will make such determination, decision or election on the same basis as described above.

(d) The Company (or its Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements, Benchmark Replacement Conforming Changes and other items affecting the interest rate on the Notes after a Benchmark Transition Event.

(e) The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(f) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Section 2.7. Subordination.

(a) Except as otherwise specified, the Company agrees, and each Holder of the Notes by accepting the Notes agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 2.7, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

(b) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company:

(i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, additional amounts owing in respect thereof, if any, and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on Notes;

(ii) until the Senior Indebtedness is paid in full in cash, any indebtedness to which Holders of the Notes or the Trustee would be entitled but for this Section 2.7 shall be made to holders of Senior Indebtedness as their interests may appear for the application to the payment thereof, except that Holders of the Notes may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes; and

(iii) the Trustee is entitled to conclusively rely upon an order or decree of a court of competent jurisdiction or a certificate of a bankruptcy trustee or other similar official for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Company debt, the amount thereof or payable thereon and all other pertinent facts relating to the Trustee’s obligations under this Section 2.7.

In the event that, notwithstanding the foregoing provisions of this Section 2.7, the Trustee or the Holder of any of the Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder of the Notes, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any of the Notes receives for purposes of this Section 2.7.

(c) The Company may not pay principal, premium, interest or additional amounts owing with respect to the Notes and may not acquire any Notes for cash or property other than capital stock of the Company if:

(i) any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto occurs and is continuing;

(ii) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or

(iii) a default under any Senior Indebtedness is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 2.7(k) hereof.

The Company may resume payments on the Notes and may acquire them when:

(i) the default is cured or waiver; or

(ii) this Section 2.7 otherwise permits the payments or acquisition at that time.

(d) In the event that any Notes are declared due and payable before their Stated Maturity Date, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of, premium, if any, additional amounts owing in respect thereof, if any or interest on the Notes or on account of the purchase or other acquisition of Notes; provided, that any money deposited pursuant to Article IV of the Base Indenture not in violation of the Indenture shall not be subject to the claims of holders of Senior Indebtedness.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 2.7, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Representative with respect to such Senior Indebtedness.

(e) If payment or distribution on account of the Notes of any character or security, whether in cash, securities or other property, is received by Holder, including any applicable Trustee, in contravention of any of the terms of this Section 2.7 and before all Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to the Representative with respect to such Senior Indebtedness for application, in accordance with the priorities then existing among those holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full.

(f) The Company shall promptly notify the Trustee, in writing, and any Paying Agent of any facts known to the Company that would cause a payment on the Notes to violate this Section 2.7. The Company shall provide all relevant contact, wiring and other information as the Trustee may require in order to pay over or deliver to the Representative representing the Senior Indebtedness any funds or other payment or distribution in accordance with this Section 2.7. The Trustee shall be entitled to conclusively rely on any such information provided by the Company.

(g) After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A payment or distribution made under this Section 2.7 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as among the Company, its creditors other than the holders of Senior Indebtedness and Holders, a payment or distribution by the Company on account of the Senior Indebtedness.

(h) This Section 2.7 is intended solely to define the relative rights of Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing in the Indenture or in the Notes shall:

(i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, additional amounts in respect thereof, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms;

(ii) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

(iii) prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders or the Trustee.

If the Company fails because of this Section 2.7 to pay principal, premium, if any, additional amounts in respect thereof, if any, or interest on any of the Notes on the due date, such failure shall constitute a default hereunder.

(i) No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the Indenture.

(j) Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

(k) The Trustee or any Paying Agent may continue to make payments on the Notes until it receives written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Section 2.7. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the written notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

Notwithstanding anything herein to the contrary, the Company’s obligation to pay, and the Company’s payment of, the amounts required by Section 6.07 of the Base Indenture are excluded from the operation of this Section 2.7. For the sake of clarity, such payments are not subordinated to the Company’s Senior Indebtedness.

(l) Nothing contained in this Section 2.7 or elsewhere in the Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 2.7(b) hereof or under the conditions described in Section 2.7(c) or 2.7(d) hereof, from making payments at any time of or on account of the principal of, premium, if any, additional amounts owing in respect thereof, if any or interest on the Notes or on account of the purchase or other acquisition of the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, additional amounts owing in respect thereof, if any, or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 2.7(f) hereof) that such payment would have been prohibited by the provisions of this Section 2.7.

(m) Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 2.7 and appoints the Trustee his attorney-in-fact for any and all such purposes.

(n) Upon any payment or distribution of assets of the Company referred to in this Section 2.7, the Trustee, subject to the provisions of Section 6.02 of the Base Indenture, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.7.

(o) In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Section 2.7 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 2.7 in addition to or in place of the Trustee.

Section 2.8. Events of Default; Acceleration. Neither the Trustee nor the Holders of the Notes shall have the right to accelerate the maturity of the Notes unless there is an Event of Default specified under clause (e) or (f) of Section 5.01 of the Base Indenture. If an Event of Default specified in clause (e) or (f) of Section 5.01 of the Base Indenture occurs, then the principal amount of all of the Outstanding Notes, including any accrued and unpaid interest on the Notes and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes in accordance with the provisions of Section 5.02 of the Base Indenture.

Section 2.9. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.10. No Conversion or Exchange Rights. Except in connection with the Exchange Offer, the Notes shall not be convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

Section 2.11. Defeasance; No Covenant Defeasance. Section 4.02 of the Base Indenture shall be applicable to the Notes. Section 4.03 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.1. Optional Redemption. The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after September 1, 2027, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date fixed by the Company; provided that, for the avoidance of doubt, the payment of such accrued and unpaid interest and Additional Interest, if any, paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for to, but excluding, the Redemption Date. Any partial redemption will be made in accordance with the Base Indenture. The Company’s election to redeem any Notes shall be provided to the Trustee in the form of an Officers’ Certificate at least 60 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee, and, in the event of a partial redemption, such Officers’ Certificate shall specify the amount of Global Notes to be redeemed and the amount of Individual Securities to be redeemed.

Section 3.2. Redemption Upon Special Events. The Company may also, at its option, redeem the Notes before the Stated Maturity Date in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date fixed by the Company; provided that, for the avoidance of doubt, the payment of such accrued and unpaid interest and Additional Interest, if any, paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. The Company’s election to redeem any Notes shall be provided to the Trustee in the form of an Officers’ Certificate at least 60 days prior to the Redemption Date, or such shorter notice as may be acceptable to the Trustee. If any conditions precedent to such optional redemption have not been satisfied, the Company shall provide written notice to the Trustee and each Holder of the Notes prior to the close of business prior to the Redemption Date fixed by the Company in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the Trustee be responsible to satisfy any such conditions precedent, including making a deposit of money required to effectuate the redemption.

Section 3.3. Redemption Approval. No redemption of the Notes by the Company prior to the Stated Maturity Date pursuant to this Article 3 shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date. To the extent that the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes pursuant to this Article 3, the Trustee shall not have any duty or obligation to determine whether such approval is required or any duty or obligation to obtain such approval. Prior to the delivery of the notice of redemption to the Holders of the Notes, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) whether or not the approval of the Federal Reserve Board is required for the Company’s redemption of the Notes and (ii) if such approval is required, whether or not such approval has been obtained by the Company.

Section 3.4. Redemption Procedures. Notice of redemption must be provided to the Holders of the Notes to be redeemed not less than 30 days nor more than 60 days prior to the applicable Redemption Date. The provisions of Article XI of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3.

ARTICLE 4

FORM OF NOTES

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A and Exhibit B hereto, with such changes therein as the officers of the Company executing the Notes (by manual, electronic or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ISSUE OF NOTES

Section 5.1. Additional Issues of Notes. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, issue an unlimited amount of additional subordinated Securities of the same series as the Notes, which Securities will rank pari passu with the Notes and be identical in all respects to the Notes previously issued except for their issuance date, the offering price, the interest commencement date and the first payment of interest following the issue date of such additional subordinated Securities in order that such additional subordinated Securities may be consolidated and form a single series with the Notes outstanding immediately prior to the issuance of such additional subordinated Securities and have the same terms as to status, redemption or otherwise as the Notes; provided that, if any additional subordinated Securities are not fungible with the initial Notes for U.S. income tax purposes, such additional subordinated Securities will have a separate CUSIP number.

ARTICLE 6

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

No director, officer, employee or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Second Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, each Holder waives and releases all such liability.

ARTICLE 7

AMENDMENTS TO THE BASE INDENTURE

Section 7.1. Amendments to Article 1 of the Base Indenture.

(a)	The following sentence is hereby added to the last sentence of Section 1.12 of the Base Indenture: “THE PARTIES HERETO HEREBY (I) IRREVOCABLE SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURSIDICTION OVER ANY PARTY.”

Section 7.2. Amendments to Article 6 of the Base Indenture.

(a)	Section 6.03, paragraph (n) of the Base Indenture is hereby amended by deleting such paragraph (n) in its entirety and replacing it with the following:

(n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(b)	The following paragraph shall be added to the end of Section 6.03 of the Base Indenture:

(q) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Ratification of Base Indenture. The Base Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein; provided that the provisions of this Second Supplemental Indenture apply solely with respect to the Notes.

Section 8.2. Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 8.3. Governing Law; Waiver of Jury Trial; Jurisdiction. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO HEREBY (I) IRREVOCABLE SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURSIDICTION OVER ANY PARTY.

Section 8.4. Separability Clause. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

Section 8.5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile transmission or by transmission as a PDF e-mail attachment shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF e-mail attachment shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 8.6. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Second Supplemental Indenture and their successors under this Second Supplemental Indenture and the Persons in whose names the Notes are registered from time to time, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 8.7. Conflict with Base Indenture. To the extent that any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control with respect to the Notes.

Section 8.8. Trust Indenture Act Controls. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Second Supplemental Indenture by the Trust Indenture Act, such required or deemed provision shall control.

Section 8.9. Rights, Protections and Immunities of the Trustee. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee, the Security Registrar and the Paying Agent pursuant to the Base Indenture shall apply to and be enforceable by the Trustee, the Security Registrar and the Paying Agent acting in their respective capacities relating to the Notes and pursuant to this Second Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee, the Security Registrar and the Paying Agent is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Security Registrar or Paying Agent, as applicable, for the Notes under the Indenture.

Section 8.10. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help the government fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee with such information as it may request to satisfy the requirements of the USA PATRIOT Act.

Section 8.11 Tax Withholding. Each Holder agrees to provide the Company and its agents with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Company or its agents may request. Each Holder understands that if such tax reporting documentation is not provided and certified to the Company or agents, the Company or its agents may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Notes. The Company shall provide to the Paying Agent any information that the Paying Agent needs to comply to with any tax reporting obligations that it may have under any applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

QCR Holdings, Inc.

By:	/s/ Todd A. Gipple
Name:	Todd A. Gipple
Title:	President, Chief Operating Officer and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, Security Registrar and Paying Agent

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

GLOBAL NOTE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO QCR HOLDINGS, INC. (THE “COMPANY”), IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

QCR HOLDINGS, INC.

Fixed-to-Floating Rate Subordinated Note due 2032

No. R-1 $42,500,000	CUSIP: 74727A AB0 ISIN: US74727AAB08

QCR Holdings, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of Forty-Two Million Five Hundred Thousand dollars ($42,500,000) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on September 1, 2032 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, August 18, 2022, to, but excluding, September 1, 2027 or any early redemption date, at a rate of 5.50% per annum, semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2023 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, August 18, 2022 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, September 1, 2027 to, but excluding, the Stated Maturity Date or any early redemption date, at a rate equal to the then-current Three-Month Term SOFR, reset quarterly, plus 279 basis points (2.79%), payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2027 through the Stated Maturity Date or earlier redemption date (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, September 1, 2027 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Interest payable on this Note during any Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Fixed Rate Interest Payment date on this Note falls on a day that is not a Business Day (as defined in the Indenture), then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day and no additional interest shall accrue. Interest payable on this Note during any Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. In the event that any scheduled Floating Rate Interest Payment Date on this Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the applicable rate set forth in the previous paragraph (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Fixed Rate Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Fixed Rate Interest Record Date for such interest, which shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through September 1, 2027, and thereafter, on any Floating Rate Interest Payment Date, on the Floating Rate Interest Record Date for such interest, which shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QCR Holdings, Inc.

By:
Name:	Todd A. Gipple
Title:	President, Chief Operating Officer and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

Date:

REVERSE OF NOTE

QCR HOLDINGS, INC.

Fixed-to-Floating Rate Subordinated Notes due 2032

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “Fixed-to-Floating Rate Subordinated Notes due 2032” (herein called the “Notes”) initially issued in an aggregate principal amount of $45,000,000 on August 18, 2022. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to the Indenture, dated as of February 12, 2019 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Second Supplemental Indenture between the Company and the Trustee, dated as of August 18, 2022 (the “Second Supplemental Indenture,” and the Base Indenture as supplemented and amended by the Second Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent that such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any capitalized term used in this Note and defined herein is also defined in the Indenture but conflicts with the definition provided in the Indenture, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof, premium, if any, and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date hereof or hereafter incurred, and on the terms and subject to the terms and conditions set forth in the Indenture, and shall rank pari passu in right of payment with all other Securities and with all other unsecured subordinated indebtedness of the Company and not by its terms subordinate and subject in right of payment to the prior payment in full of debentures, notes, bonds or other evidences of indebtedness of types that include the Notes. Each Holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Sections 5.01(e) and (f) of the Base Indenture and Section 2.8 of the Second Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event that the Company fails to pay interest on any of the Notes, or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after September 1, 2027. The Company may also, at its option, redeem the Notes before the Stated Maturity Date, in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date fixed by the Company. No redemption of the Notes by the Company prior to the Stated Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date. The provisions of Article XI of the Base Indenture and Article 3 of the Second Supplemental Indenture shall apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register described in Section 3.05 of the Base Indenture, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged for Individual Securities, this Note may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”)) and the records of Participants (with respect to interests of persons other than Participants). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any Individual Securities and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Notes in the form of Individual Securities and will not be considered Holders of Notes. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any of their respective agents will be liable for any delay by the Depositary, its nominee or any direct or indirect Participant in identifying the beneficial owners of the related Notes. The Company, the Trustee, the Security Registrar, the Paying Agent and each of their respective agents may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 3.05 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in the form of Individual Securities, and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

Wilmington Trust, National Association will act as the Company’s Paying Agent with respect to the Notes through its Corporate Trust Office presently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes in the form of Individual Securities will be given to such Holders at their respective addresses in the Security Register, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign the within Security, fill in the form below: I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      as agent to transfer this Security on the books of . The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $42,500,000. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of increase in principal amount of this Global Note	Amount of decrease in principal amount of this Global Note	Principal amount of This Global Note following such increase or decrease	Signature of authorized signatory of Trustee

EXHIBIT B

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

DEFINITIVE NOTE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO QCR HOLDINGS, INC. (THE “COMPANY”), IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

QCR HOLDINGS, INC.

Fixed-to-Floating Rate Subordinated Note due 2032

No. 2022-[●] $[●]	CUSIP: 74727A AC8 ISIN: US74727AAC80

QCR Holdings, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [●], or its registered assigns, the principal sum of [●] dollars ($[●]) on September 1, 2032 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, August 18, 2022, to, but excluding, September 1, 2027 or any early redemption date, at a rate of 5.50% per annum, semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2023 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, August 18, 2022 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, September 1, 2027 to, but excluding, the Stated Maturity Date or any early redemption date, at a rate equal to the then-current Three-Month Term SOFR, reset quarterly, plus 279 basis points (2.79%), payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2027 through the Stated Maturity Date or earlier redemption date (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, September 1, 2027 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). Interest payable on this Note during any Fixed Rate Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Fixed Rate Interest Payment date on this Note falls on a day that is not a Business Day (as defined in the Indenture), then payment of interest payable on such Fixed Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day and no additional interest shall accrue. Interest payable on this Note during any Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days in such Floating Rate Period. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. In the event that any scheduled Floating Rate Interest Payment Date on this Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the applicable rate set forth in the previous paragraph (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Fixed Rate Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Fixed Rate Interest Record Date for such interest, which shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Fixed Rate Interest Payment Date, through September 1, 2027, and thereafter, on any Floating Rate Interest Payment Date, on the Floating Rate Interest Record Date for such interest, which shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) immediately preceding such Floating Rate Interest Payment Date.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office of the Trustee, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QCR Holdings, Inc.

By:
Name:	Todd A. Gipple
Title:	President, Chief Operating Officer and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

Date:

REVERSE OF NOTE

QCR HOLDINGS, INC.

Fixed-to-Floating Rate Subordinated Notes due 2032

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “Fixed-to-Floating Rate Subordinated Notes due 2032” (herein called the “Notes”) initially issued in an aggregate principal amount of $45,000,000 on August 18, 2022. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to the Indenture, dated as of February 12, 2019 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Second Supplemental Indenture between the Company and the Trustee, dated as of August 18, 2022 (the “Second Supplemental Indenture,” and the Base Indenture as supplemented and amended by the Second Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent that such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any capitalized term used in this Note and defined herein is also defined in the Indenture but conflicts with the definition provided in the Indenture, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof, premium, if any, and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date hereof or hereafter incurred, and on the terms and subject to the terms and conditions set forth in the Indenture, and shall rank pari passu in right of payment with all other Securities and with all other unsecured subordinated indebtedness of the Company and not by its terms subordinate and subject in right of payment to the prior payment in full of debentures, notes, bonds or other evidences of indebtedness of types that include the Notes. Each Holder of this Note, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Sections 5.01(e) and (f) of the Base Indenture and Section 2.8 of the Second Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event that the Company fails to pay interest on any of the Notes, or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, redeem the Notes, in whole or in part, on any Interest Payment Date on or after September 1, 2027. The Company may also, at its option, redeem the Notes before the Stated Maturity Date, in whole, but not in part, at any time, upon the occurrence of a Tier 2 Capital Event, a Tax Event or a 1940 Act Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date fixed by the Company. No redemption of the Notes by the Company prior to the Stated Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date. The provisions of Article XI of the Base Indenture and Article 3 of the Second Supplemental Indenture shall apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register described in Section 3.05 of the Base Indenture, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Wilmington Trust, National Association will act as the Company’s Paying Agent with respect to the Notes through its Corporate Trust Office presently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes in the form of Individual Securities will be given to such Holders at their respective addresses in the Security Register. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign the within Security, fill in the form below: I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      as agent to transfer this Security on the books of . The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.